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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2005, with respect to the Financial Statements of Celldex Therapeutics, Inc. included in Annex B to the Consent Solicitation/Prospectus of Alteris Therapeutics, Inc. and Celldex Therapeutics, Inc. that is made a part of the Registration Statement (Form S-4 No. 333-000000) and related Consent Solicitation/Prospectus of Celldex Therapeutics, Inc. for the registration of shares of its common stock.

                        /s/ ERNST & YOUNG LLP

MetroPark, New Jersey
June 7, 2005

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  Exhibit 23.1